Exhibit 5.1

Holland & Knight

2929 Arch Street, Suite 800 | Philadelphia, PA 19104 | T 215.252.9600 | F 212.867.6070

Holland & Knight LLP | www.hklaw.com

August 12, 2022

Gaming and Leisure Properties, Inc.

845 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

Re: Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Pennsylvania corporate counsel to Gaming and Leisure Properties, Inc., a Pennsylvania corporation (the “Company”), and as Pennsylvania limited partnership counsel to GLP Capital, L.P., a Pennsylvania limited partnership of which the Company is the general partner (the “Operating Partnership”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, dated the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale from time to time of (i) shares of common stock, par value $0.01 per share of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share of the Company (the “Preferred Stock”), (iii) depositary shares representing interests in Preferred Stock (the “Depositary Shares”) evidenced by depositary receipts issued against the deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company, (iv) debt securities (the “Debt Securities”) of the Operating Partnership and GLP Financing II, Inc., a Delaware corporation and a wholly owned subsidiary of the Operating Partnership (“Capital Corp.”), and (v) guarantees of the Debt Securities by the Company (the “Guarantees”). Each of the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities and the Guarantees are individually referred to in this opinion letter as a “Security” and are collectively referred to as the “Securities.” You have requested our opinion letter with respect to the matters set forth below.

As your Pennsylvania counsel, we have examined all such documents that we have considered necessary in order to enable us to render this opinion letter, including, but not limited to, (i) the Registration Statement and the related form of prospectus included therein (the “Prospectus”), in substantially the form filed with the Commission pursuant to the Securities Act; (ii) the Company’s Articles of Incorporation, as amended (the “Articles”); (iii) the Company’s Bylaws, as amended (the “Bylaws”); (vi) the Operating Partnership’s Certificate of Limited Partnership (the “Certificate of Limited Partnership”); (v) the Operating Partnership’s Agreement of Limited Partnership, as amended (the “Partnership Agreement”); (vi) certain resolutions adopted by the Board of Directors of the Company (the “Board”) in connection with the Registration Statement (the “Board Resolutions”); (vii) certain corporate records and instruments; and (viii) such laws and regulations as we have deemed necessary for the purposes of rendering the opinions set forth herein.

In our examination, we have assumed: (1) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of and conformity to originals of such documents that have been presented to us as duplicates or certified or conformed copies, and the accuracy, completeness and authenticity of originals; (2) the due execution and delivery of all documents (except that no such assumption is made as to the Company or the

August 12, 2022

Operating Partnership) where due execution and delivery are a prerequisite to the effectiveness thereof; (3) the Board shall have duly established the terms of the Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (4) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (5) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Security will have been prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Security is offered or issued as contemplated by the Registration Statement; (6) the Security will be issued and sold in compliance with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, as applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (7) any purchase, underwriting or similar agreement will have been duly authorized, executed and delivered by the other parties thereto; (8) in connection with the issuance of a Security, and/or upon the conversion or exercise of such Security, an adequate number of authorized and unissued shares of Common Stock or Preferred Stock, as applicable, will be available for such issuance and/or conversion or exercise under the Company’s Articles, as then in effect, (9) there shall not have occurred any change in law affecting the validity or enforceability of such Security; (10) at the time of execution, authentication, issuance and delivery of the Debt Securities, the applicable indenture, supplemental indenture or similar agreement will be the valid and legally binding obligation of the applicable Trustee; (11) at the time of execution, authentication, issuance and delivery of Depositary Shares, the deposit agreement will be the valid and legally binding obligation of the applicable depositary; (12) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company, the Operating Partnership and/or Capital Corp. with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company or the Operating Partnership, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the Operating Partnership.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein,

1.	The Company is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania.

2.	The Operating Partnership is a limited partnership presently subsisting under the laws of the Commonwealth of Pennsylvania.

3.

When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement, or prospectus or prospectus supplement, against payment therefor (which will not be in an amount less than the par value thereof) or upon conversion or exercise of any Security offered pursuant to the Registration Statement, in accordance with terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration will not be less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

4.

Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board and if necessary, the due filing by the Company of a statement with respect to such shares of Preferred Stock to be included in such class or series fixing and determining the terms of such Preferred Stock with the Secretary of State of the Commonwealth of Pennsylvania (the “Secretary of State”) and the

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acceptance for record by the Secretary of State of such statement with respect to such shares, all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement, or prospectus or prospectus supplement, against payment therefor (which will not be in an amount less than the par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

5.

When, as, and if Depositary Shares have been duly authorized by appropriate corporate action, and the applicable deposit agreement and related agreements have been duly authorized, executed and delivered by the Company against payment to the Company for the purchase price of such Depositary Shares, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting, purchase or other agreement, or prospectus or prospectus supplement, and such Depositary Shares have been delivered pursuant to such deposit agreement and related agreements, such Depositary Shares will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued, and the Preferred Stock represented by the Depositary Shares will be validly issued, fully paid and non-assessable.

6.

The Operating Partnership has the limited partnership power to enter into the Debt Securities and, when the indenture, any supplemental indenture or similar instrument to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Operating Partnership and/or Capital Corp.; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the indenture, any supplemental indenture or similar instrument; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the indenture, any supplemental indenture or similar instrument and the applicable underwriting or other agreement, or prospectus or prospectus supplement, against payment therefor, all necessary corporate action on the part of the Company, in its capacity as general partner of the Operating Partnership on behalf of the Operating Partnership, and all necessary limited partnership action on the part of the Operating Partnership will have been taken to authorize such Debt Securities.

7.

The Company has the corporate power to enter into the Guarantees, and upon: (i) completion by Capital Corp. and the Company, in its capacity as general partner of the Operating Partnership on behalf of the Operating Partnership, of the necessary corporate action for the due authorization of the Debt Securities to which such Guarantees relate and the due authorization by Capital Corp. and the Operating Partnership of the issuance, execution and delivery of the Debt Securities to which such Guarantees relate and the form, terms, execution and delivery of an indenture or other similar instrument relating to such Debt Securities, as applicable; (ii) due authorization by the Board of the Guarantees relating to such Debt Securities; and (iii) compliance with the conditions established by the Board of Directors for delivery of such Guarantees, such Guarantees will have been duly authorized by all necessary corporate action on the part of the Company.

The foregoing opinions are limited to the corporate laws of the Commonwealth of Pennsylvania, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the Commonwealth of Pennsylvania, or with respect to the actions required for Capital Corp. to authorize, execute, deliver or perform its respective obligations under any document, instrument or agreement. To the extent that any matter as to which our opinions expressed herein would be governed by the laws of any jurisdiction other than the Commonwealth of Pennsylvania, we do not express any opinions on such matter.

August 12, 2022

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion letter as an exhibit to the Registration Statement. We also consent to the identification of our firm as Pennsylvania counsel to the Company and Pennsylvania limited partnership counsel to the Operating Partnership in the section of the Registration Statement titled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ HOLLAND & KNIGHT LLP